UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 14, 2014

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173438	27-3191889
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

67 W Easy Street Unit 115 Simi Valley CA 93065
(Address of principal executive offices)

805-309-0530
(Registrant's telephone number, including area code)
1380 Lougar Avenue, Sarnia, Ontario, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

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our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

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our ability to keep up with rapidly changing technologies and evolving industry standards;

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our ability to source our needs for skilled employees;

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the loss of key members of our senior management; and

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uncertainties with respect to the legal and regulatory environment surrounding our technologies.

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Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Vapor Hub”, “we”, “us” and “our” refer to Vapor Hub International Inc., (formerly Doginn, Inc.), a Nevada company.  “Vapor California” refers to Vapor Hub, Inc., a California company, which has become our wholly owned subsidiary upon the closing of the transactions discussed below.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reverse Acquisition

On February 14, 2014, we entered into a share exchange agreement with Vapor California, Delite Products, Inc., (“Delite”) and the shareholders of both companies.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 30,000 of the issued and outstanding shares of Vapor California’s common stock, as well as all 30,000 of the issued and outstanding shares of Delite’s common stock in exchange for the issuance by our company of 38,000,001 shares of our common stock to the shareholders of both companies.

On March 14, 2014 we closed a part of the share exchange by acquiring Vapor California and issuing all of the 38,000,001 shares of our stock to the shareholders of Vapor California, who are also the shareholders of Delite.  The shares shall remain in escrow with our counsel until the acquisition of Delite is also effected.  We expect the acquisition of Delite to occur within 10 business days. Concurrently, and as a condition to closing the share exchange agreement, we cancelled 50,938,984 shares of our common stock and entered into a convertible debenture in the amount of $185,000 with one non-US investor.

As a result of these transactions, we have 68,060,001 issued and outstanding common shares at the time of this report.

The reverse acquisition was accounted for as a recapitalization effected by a share exchange, wherein Vapor California is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 14, 2014, we acquired Vapor California in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Vapor California that information relating to periods prior to the date of the reverse acquisition only relate to Vapor Hub, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

DogInn Inc. was incorporated in Nevada in July 2010 to become a resource for travelers seeking information and resources regarding pet friendly accommodation, services, and products.  The company’s intention was to incorporate improvements over the small number of existing internet offerings in the pet friendly travel space. The company’s website www.doginn.com was intended to differentiate from traditional types of user interfaces (i.e. text-based systems, multi-page, use of drop down boxes, etc.) by providing a simple interactive map-based presentation. The website was aimed for maximum content and to add new value-added features on an ongoing basis.

Since inception we have worked toward the introduction and development of our website.  We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. Unfortunately, we were not able to raise sufficient capital to fund our business development and consequently our management began considering alternative strategies, such as business combinations or acquisitions to create value for our shareholders.

On January 9, 2014, we filed a Certificate of Amendment with the Nevada Secretary of State to increase our authorized share capital from 65,000,000 shares of common stock, par value $0.001 and 10,000,000 preferred stock, par value $0.001 to 140,000,000 shares of common stock, par value $0.001 and 10,000,000 preferred stock, par value $0.001.  The Certificate of Amendment became effective with the Nevada Secretary of State on January 17, 2014.

On January 9, 2014, we filed a Certificate of Designation with the Nevada Secretary of State designating our preferred stock as Series A Preferred Stock.  The Certificate of Designation became effective with the Nevada Secretary of State on January 17, 2014.

As previously announced, on January 8, 2014, our company’s board of directors and a majority of our stockholders approved a forward stock split by way of a stock dividend, on a basis of 1:9, pursuant to which, our company’s stockholders as at January 17, 2014 will receive eight (8) shares of common stock for each one (1) share of common stock currently held.  The pay-out date as approved by our board of directors and Financial Industry Regulatory Authority was January 17, 2014.

On February 14, 2014, we entered into a share exchange agreement with Vapor California, Delite and the shareholders of both companies.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 30,000 of the issued and outstanding shares of Vapor California’s common stock, as well as all 30,000 of the issued and outstanding shares of Delite’s common stock in exchange for the issuance by our company of 38,000,001 shares of our common stock to the shareholders of both companies.

Effective March 14, 2014, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from Doginn, Inc. to Vapor Hub International Inc., and our stock symbol changed from “DOGI” to “VHUB” to better reflect the new name of our company.

On March 14, 2014 we closed a part of the share exchange by acquiring Vapor California and issuing all of the 38,000,001 shares of our stock to the shareholders of Vapor California, who are also the shareholders of Delite.  The shares shall remain in escrow with our counsel until the acquisition of Delite is also effected.  We expect the acquisition of Delite to occur within 10 business days. Concurrently, and as a condition to closing the share exchange agreement, we cancelled 50,938,984 shares of our common stock.

Additionally, effective March 14, 2014 Robin Looban resigned as our sole director, president, secretary, treasurer, Chief Financial Officer and Chairman of the Board of Directors of our company. Concurrently, management members from Vapor Hub and Delite were appointed to director and executive management positions.  For more details on our new management, please see the section titled “Management” further in this Current Report.

On March 14, 2014 we also entered into a convertible debenture with one non-US investor in the amount of $185,000.  The convertible debenture has a maturity date of March 14, 2017, an interest rate of 8% per annum and allows for the investor to convert all outstanding amounts into shares of our common stock at 90% of the market value of our common shares.

Our principal executive office is located at 67 W Easy Street Unit 115,Simi Valley CA 93065.  The telephone number at our principal executive office is (805) 309-0533.  Our financial year end is June 30.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

As a result of the closing of the share exchange agreement with Vapor California, Vapor California has become our wholly owned subsidiary and we now carry on the business of developing, producing, marketing and selling electronic cigarette products.  Our company is in the development stage and has generated only nominal/insignificant revenues.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

 We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Products and Services

Vapor California is the retail arm of our electronic cigarette business.  Many people have heard of electronic cigarettes because they are available at local liquor stores, convenience stores, and various retail locations.

How They Work

Electronic cigarettes generally consist of three primary components: a cartridge, an atomizer, and a battery unit. Some designs implement a disposable integrated cartridge/atomizer component. Most reusable electronic cigarette models are manufactured according to some standard for their connections, making their components interchangeable.

Cartridge

The cartridge is a small, usually disposable, plastic container with openings on each end. It generally houses an absorbent, sponge-like material saturated with the liquid solution to be vaporized. The mouthpiece is constructed so that the vapor produced can flow past the solution container to reach the user's mouth. When the liquid in the cartridge has been depleted, the user can replace it with another pre-filled cartridge.

Atomizer

The atomizer is a heating element that serves to vaporize the solution so it can be inhaled. It contains a filament whose efficiency degrades over time due to a buildup of sediment, or "burns out" entirely, requiring replacement. This creates one of the primary recurring expenses associated with electronic cigarettes.

To deal with atomizer degradation and the associated expense, manufacturers introduced an integrated cartridge/atomizer component that is more cheaply produced. They are generally sold in packages of five or more. When their heating elements degrade, they can be disposed of and replaced more cheaply than standalone atomizers.

Battery

Most electronic cigarettes are powered by a lithium-ion rechargeable battery. The housing for the battery and electronic circuitry is usually the largest component of an electronic cigarette. It is generally referred to simply as the battery. This unit may contain an electronic airflow sensor for automated operation, or a button for manual operation. A timed cutoff switch (to prevent overheating) and/or a colored LED may also be included here. To recharge their batteries, many different types of battery chargers – such as AC outlet, car, and USB – are usually available. Some manufacturers also offer a "Portable Charging Case," or "PCC", which contains a large rechargeable battery that is then used to charge a smaller battery within the individual electronic cigarette. Another power option is direct USB power, which is available for most electronic cigarette models. An USB-tethered module is attached to the cigarette in place of a battery, and must be plugged into a computer's USB port or a USB AC adapter in order to operate.

The components work in conjunction as follows:

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User draws on the Electronic Cigarette

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Sensor detects the inhalation

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Microprocessor activates, igniting the lithium ion battery

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The battery charges the heater

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Heater vaporizes the liquid nicotine held in vegetable glycerin

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Simultaneously the LED lights up

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User gets the smoking experience, LED for the flame, and water vapor in place of smoke

E-Liquid

Liquids used to produce vapor in electronic cigarettes are also sold separately for use in refillable cartridges. Liquid is commonly known as "nicotine solution" when it contains the actual nicotine component.

Liquid solution consists of flavoring and/or nicotine dissolved in one or several hygroscopic components, which turns the water in the solution into the smoke-like vapor when heated. The most commonly used hygroscopic components are propylene glycol, vegetable glycerin or polyethylene glycol 400, usually referred to as PG, VG and PEG 400, respectively. All three are common food additives and used in a variety of pharmaceutical formulations. Since concerns have been raised by various opponent groups regarding the safety of inhaling these substances, it has been pointed out by proponents that PG has been used as an additive in asthma inhalers and nebulizers since the 1950s, with no serious adverse side effects, and because of its water-retaining properties, is the compound of choice for delivering atomized medication. The U.S. Food and Drug Administration (FDA) includes propylene glycol on its list of substances Generally Recognized as Safe (GRAS), and it meets the requirements of acceptable compounds within Title 21 of the Code of Federal Regulations. We intend to avoid the controversies of propylene glycol by using vegetable glycerin.

Liquid solutions containing nicotine are available in differing nicotine concentrations to suit user preferences. Concentrations range from zero nicotine, to low/midrange doses (6–8 mg/ml and 10–14 mg/ml, respectively), to high and extra-high doses (16–18 mg/ml and 24–36 mg/ml, respectively). Nicotine concentration ratings are often printed on the liquid container or cartridge (the standard notation "mg/ml" is often abbreviated simply as "mg").

Vapor Hub's initial focus is to establish brand recognition by opening multiple locations in Southern California and establish a system of wholesale distribution to service the industry as a whole. However, we also offer our products online at www.vapor-hub.com. The format of the retail establishment will be to provide a “lounge” atmosphere where ‘vaping’ can be enjoyed by the customer in a congenial environment.  To this end, we have so far opened two retail locations in California.

We share our corporate office space with Delite within the business district of Simi Valley, CA. Our first retail location in Simi Valley, CA is 725 square feet and was the first vapor lounge in Simi Valley. Our second location is located in Chatsworth, CA and measures 1,200 square feet.  The design of the space is modern, industrial and open. Bar stools are provided for clients to sit and enjoy the tasting experience. A few bar tables are available for customers to try flavors on their own.

Inventory is located behind the bar and in cabinets and showcases along the wall. There are TVs located along the wall to drive eyes to the showcases, as well as provide interactive advertising. Additional amenities include servers attending to customers’ needs, as well as free WiFi and electrical charging stations for electronic devices.

We source products which we sell at our Vapor Hub stores from third party manufacturers as well as Delite, which is a company owned by our management.  Delite provides a selection of brands that fall within our mission statement. Our goal is to carry a selection of brands from introductory devices to high end technical pieces along with a huge array of E-Liquids that will be manufactured by Delite

With sufficient financing, we plan to begin in-house manufacturing of products so we can offer highly desirable and innovative E-Liquid flavors far beyond those served by competitors - which are Chinese imports.

We also believe that vaping devices have become somewhat of a fashion accessory and plan to manufacture our own so that we may customize them for our clients. The devices’ components can be assembled from different pieces; consisting of different fashion colors, styles, and materials. In that way, the consumer can personalize their vaping device and add accessories much like people personalize their cell phone case.

Below are examples of some of the products offered on our website and our retail locations:

EGO Starter Kit For E-Liquid Atomizers

The EGO Starter Kit comes with 2 batteries, 2 CE4 atomizers, a FREE carrying case, a USB charger, and a wall charger.

E-Liquids

We provide E-liquids for the customer’s electronic cigarettes in a variety of flavors

AR Mechanical Mods

The AR Mod is a patent pending design with an octagonal shaped button so you never have to worry about losing your bottom button. The Black AR Mod with Red Splatter Cerakote is a unique design to replicate a traditional AR-15 assault rifle barrel.

Markets

The market for electronic cigarettes is a global one.  According to the Tobacco Vapor Electronic Cigarette Association, the United States is the largest market at over $1 billion in revenue, doubling every year, comprising approximately 60% of global demand.  The United Kingdom is also a large market followed by various developed markets in Western Europe. However, there is no guarantee that the global or US markets will continue to grow in the future as anticipated. Most developed markets world-wide are undeveloped, with Russia, China, and South East Asia holding great promise given the size of the smoking population. We believe that the vast majority of electronic cigarette users are people trying to switch from regular cigarettes.  The total cigarette market is $720 billion annually coming from 1.3 billion smokers.  One of the leading industry analysts predict that electronic cigarettes will eclipse the size of the regular tobacco market within the next ten years, reaching over $350 billion in size. The United States traditional cigarette market is estimated at just over $91 billion annually, coming from 60 million smokers. According to the national health review, approximately 20 million of these consumers try to quit every year, creating further growth impetus for the electronic cigarette category.

Electronic cigarettes were historically an online business and sold in specialty retail.  Over the past few years, the business has expanded to traditional retail and is now one of the fastest growing segments in the convenience, gas, and drug channels, with distribution in over 100,000 outlets in the United States.

Currently, sales in the US market account for approximately 85% of our overall sales, with no other single country comprising a significant portion of our sales.

Competition

The largest direct competitors in the electronic cigarette market are currently shipping 30,000 to 40,000 start-up units per month. Some of the more evident companies are:

• NJoy E-Cigarette

• Cigirex

• South Beach Smoke

• Smoke Stick

• Direct E-Cig

• Blu Cig

• Xhale02

• Red Puff

• Green Smoke

• Gamucci America

• E-Cig Technologies

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

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establish our products’ competitive advantage with customers;

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develop a comprehensive marketing system; and

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increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our products.  We believe that the products we are able to offer will provide to be attractive to consumers due to their low cost. We will attempt to inform our potential customers of this competitive advantage through various online marketing techniques and positive word of mouth advertising.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

Patent Application Number – 61/915,919 – AR MOD

Trademark – Vapor Hub

Tradmark – TAC MODS USA

Suppliers

AKA Machining – 67 W Easy Street Unit 120, Simi Valley CA 93065

iSmoka – 2&3 F, B-28, Heyl Beifang Tech. Industrial Park, Shajing Town, Baoan District, Shenzhen China

eSmoke Enterprises 687 Porspect Street Unti 455, Lakewood, NJ 08701

Local Vape LLC 1525 Mesa Verde Drive East, Suite 114 Costa Mesa CA 92626

Vapor Wholesale and Distribution – 11542 Knott St# 3 Garden Grove CA 92841

Caepella Flavors Inc. - 1271 Linda Vista Drive Sand Marcos CA 92078

Perfumers Apprentice - 170 Technology Circle Scotts Valley, California, 95066

Government Regulation

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not intend to market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

The Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of deeming regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA has announced that it will issue proposed deeming regulations by April 2013. As of the date of this report, the FDA had not taken such action.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom and by whom tobacco products can be sold and where tobacco products may or may not be smoked. Certain municipalities have enacted local ordinances which preclude the use of electronic cigarettes where traditional tobacco burning cigarettes cannot be used and certain states have proposed legislation that would categorize electronic cigarettes as tobacco products, equivalent to their tobacco burning counterparts. If these bills become laws, electronic cigarettes may lose their appeal as an alternative to cigarettes; which may have the effect of reducing the demand for our products and as a result have a material adverse effect on our business, results of operations and financial condition.

As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent by Chinese suppliers. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release our products to us, to a mandatory and definitive hold we will no longer be able to ensure a supply of saleable product, which will have a material adverse effect on our business, results of operations and financial condition. However, we believe this FDA import alert will become less relevant to us as and when the FDA regulates electronic cigarettes under the Tobacco Control Act.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes would have a material adverse effect on our business, results of operations and financial condition.

Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

• the levying of substantial and increasing tax and duty charges;

• restrictions or bans on advertising, marketing and sponsorship;

• the display of larger health warnings, graphic health warnings and other labeling requirements;

• restrictions on packaging design, including the use of colors and generic packaging;

• restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

• requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

• requirements regarding testing, disclosure and use of tobacco product ingredients;

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increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

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elimination of duty free allowances for travelers;

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and encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Amount Spent on Research and Development the Last Two Fiscal Years

We have not spent any money during each of the last two fiscal years on research and development activities.

Employees

As of March 14, 2014, we have 16 full-time employees/consultants and 2  part-time employees/consultants in general and administrative, operations, engineering, research and development, business development, sales and marketing, and finance.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at December 31, 2013, have incurred a net loss from operations of $15,508 since our inception on July 12, 2013.  Our business operations began in 2013 and have resulted in net losses in each year.  We have generated only nominal revenues since our inception.  Our profitability will require increased awareness of our brand and increased sales of our products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended June 30, 2013 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the year ended June 30, 2013, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

Our inability to complete our future research and development and engineering projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

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substantial additional cost to obtain a marketable product;

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additional competition resulting from competitors in the electronic cigarette market, and;

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delay in obtaining future inflow of cash from financing or partnership activities.

We could face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose existing customers and fail to win new customers. In order to compete effectively in the electronic cigarette market, we must continually design, develop and market new and enhanced technologies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.

The market for our technology and products is still developing and if the industry adopts test criteria that are different from our internal test criteria our competitive position would be negatively affected. Additionally, governments could institute laws which negatively affect our competitive position.  Our plan to pursue sales in international markets may be limited by risks related to conditions in such markets.

Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon third party manufacturers, and distribution partners to sell our products, and we may be adversely affected if those parties do not actively promote their products.  Further, if our products are not timely delivered or does not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the tobacco/ Electronic Cigarette industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to continue development of our planned products to meet market evolution, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The copyright and patent positions of technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products,  production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated into our products. If any of our competitor’s copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We have registered various trademarks in the United States. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the expansion of our retail and manufacturing activities, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our products and may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products and services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

The use of electronic cigarettes may pose health risks as great as, or greater than, regular tobacco products.

According to the FDA, electronic cigarettes may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. Additionally, electronic cigarettes may be attractive to young people and may lead them to try other tobacco products, including conventional cigarettes that are known to cause disease. Because clinical studies about the safety and efficacy of electronic cigarettes have not been submitted to the FDA, consumers currently have no way of knowing whether electronic cigarettes are safe before their intended use; what types or concentrations of potentially harmful chemicals are found in these products; or how much nicotine is being inhaled. In February 2012, it was reported in Florida that an electronic cigarette exploded in a smoker’s mouth causing serious injury. Although there does not appear to be similar incidences elsewhere nor are there specific details concerning the Florida incident, there is a risk that an electronic cigarette can cause bodily injury and the publicity from such instances of injury could dramatically slow the growth of the market for electronic cigarettes.

Electronic cigarettes may become subject to regulation by the FDA.

The FDA did not appeal the decision of the U.S. Court of Appeals for the D.C. Circuit in Sottera, Inc. v. Food & Drug Administration (2010) which held that e-cigarettes and other nicotine-containing products are not drugs or devices unless they are marketed for therapeutic purposes.  The Court held further that electronic cigarettes and other nicotine-containing products can be regulated as “tobacco products” under the Food, Drug and Cosmetic Act. Consequently, the FDA may choose to develop regulations governing the manufacture, marketing and sale of e-cigarettes.

Potential FDA regulations, or significant costs to comply with potential FDA regulations could have a materially adverse effect on our company’s operations and profitability. Recent reports suggest that the FDA may issue proposed regulations as early as October 2013. Failure to comply with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products.

On August 23, 2013, the Wall Street Journal reported that the FDA is considering a ban on online sales of electronic cigarettes. If the FDA implements such a ban, our financial results would be materially adversely affected.

New products face intense media attention and public pressure.

Our product is new to the marketplace and since its introduction certain members of the media, politicians, government regulators and advocate groups, including independent doctors have called for an outright ban of all electronic cigarettes, pending regulatory review and a demonstration of safety. A ban of this type would likely have the effect of terminating our United States’ sales and marketing efforts of certain products which we may currently market or have plans to market in the future. Such a ban would also likely cause public confusion as to which products are the subject of the ban and which are not and would have a material adverse effect on our business, financial condition and performance.

The market for our products is uncertain and is still evolving.

Electronic cigarettes, having recently been introduced to market, are at an early stage of development and are evolving rapidly and are characterized by an increasing number of market entrants. Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is a recent phenomenon, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty.

We market a single class of products, which may be subject to certain government regulations, whose approval we may or may not be able to achieve.

Electronic cigarettes are new to the marketplace and may be subject to regulation as a drug, a medical device, a drug and medical device and or as a tobacco product. Most electronic cigarettes are sold as a means of delivering nicotine to the body. The FDA is the regulatory agency which oversees drugs, medical devices and tobacco; however at present it is unclear which, if any regulatory process is required to market, and sell electronic cigarettes. To date the FDA has not established a definitive policy regulating “electronic cigarettes” but is reviewing cases on a case by case basis. We intend to use reasonable efforts to file for the appropriate approvals to allow us to sell our product in the United States, however we have no indication that at present we will be able to afford to pursue regulatory approval and that if we are able to pursue said approval we have no assurances that the outcome of said approval process will result in our products being approved by the FDA. Moreover, if the FDA establishes a regulatory process that we are unable or unwilling to comply with our business, results of operations, financial condition and prospects would be adversely affected.

The anticipated costs of complying with future FDA regulations will be dependent on the rules issued by the FDA.  Since our products are manufactured by third parties, we anticipate that they will bear the initial investment of approval and will pass those costs to us through price increases. If we need seek FDA approval, then based on several factors including either pre-market approval or 510K application, we estimate an application could take between 6 to 24 months with a cost of $100,000 to $2 million. If the device is deemed a drug and a device, we anticipate that the time and costs to comply with FDA regulations would be prohibitive to the future operations of our company and may have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products.

Our products contain nicotine which is considered to be a highly addictive substance.

Certain of our products contain nicotine, a chemical found in cigarettes and other tobacco products which is considered to be highly addictive. The Family Smoking Prevention and Tobacco Control Act, empowers the FDA to regulate the amount of nicotine found in tobacco products, but may not require the reduction of nicotine yields of a tobacco product to zero. Any FDA regulation may require us to reformulate, recall and or discontinue certain of the products we may sell from time to time, which may have a material adverse effect on our ability to market our products and have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

Our business may be affected if we are taxed like other tobacco products or if we are required to collect and remit sales tax on certain of our internet sales.

Presently our products are not taxed like cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on the sale of their products. Should state and federal governments and or taxing authorities impose taxes similar to those levied against cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products. Moreover we may be unable to establish the systems and processes needed to track and submit the taxes we collect through internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our revenues, operation and financial condition.

States such as New York, Hawaii, Rhode Island, Georgia and North Carolina have begun collecting taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of those states. The requirement to collect, track and remit taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin; either of which would have a material adverse effect on our revenues, financial condition and operating results.

Our success is dependent upon our marketing efforts.

We have limited marketing experience in marketing electronic cigarettes and limited financial, personnel and other resources to undertake extensive marketing activities. If we are unable to generate significant market awareness for our products and our brands our operations may not generate sufficient revenues for us to execute our business plan, generate revenues and achieve profitable operations.

We rely, in part, on the efforts of our independent sales distributors and outside broker/dealer network to augment our internal sales efforts and distribute our product to wholesalers and or retailers to generate revenues. No single distributor currently accounts for a material percentage of our revenues and we believe that should any of these relationships terminate we would be able to find suitable replacements, however any change in distributors or our ability to timely replace any given distributor would have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•

variations in our operating results;

•

changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

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changes in operating and stock price performance of other companies in our industry;

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additions or departures of key personnel; and

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future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Vapor California did not incur as a private company prior to the private placement financing and share exchange.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for the period ended December 31, 2013 that appear elsewhere in this current report.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 11 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months we intend to carry on business as a development stage electronic cigarette retailer.  We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months
Expense	Amount
Consulting Fees for Research and Development	$20,000
Engineering	$15,000
Management Consulting Fees	$75,000
Professional fees	$75,000
Rent	$85,000
Sales, Travel and Marketing	$50,000
Other general administrative expenses	$21,000
Inventory Purchase	$220,000
Total	$561,000

We will require funds of approximately $561,000 over the next twelve months to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our company has incurred a net operating loss of $15,508 for the period from inception on July 12, 2013 to December 31, 2013 and has generated only nominal revenues.  The continuity of our future operations is dependent upon our ability to increase sales and brand awareness. These conditions raise substantial doubt about our ability to continue as a going concern.  We intend to continue relying upon the issuance of equity securities to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved.  The likely outcome of these future events is indeterminable.  The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Results of Operations for the period from July 12, 2013 (inception) to December 31, 2013.

The following summary of our results of operations should be read in conjunction with our audited consolidated financial statements for our fiscal year ended December 31, 2013.

Cumulative from Inception July 12, 2013 to,
December 31,
2013

Revenues	$210,961
Operating Expenses	$111,411
Cost of Revenue	$115,058
Net Income (Loss)	$(15,508)

Expenses

Expenses for the period ended December 31, 2013, were $111,411. Our expenses are due to our general administrative expenses of carrying on a business.  Revenues for the period ended December 31, 2013, were $210,961.

Equity Compensation

We currently do not have any equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital

Period Ended December 31, 2013

Current Assets	$99,343
Current Liabilities	$52,613
Working Capital (deficit)	$46,730

Cash Flows
Cumulative from Inception July 12, 2013 to December 31,
2013
Net Cash Provided by (Used in) Operating Activities	$48,369
Net Cash Provided by (Used in) Investing Activities	$(17,217)
Net Cash Provided by Financing Activities	$3,000
Increase (Decrease) in Cash during the Period	$34,152
Cash and Cash Equivalents, End of Period	$34,152

As of December 31, 2013, our company had working capital of $46,730, $99,343 in total current assets and $52,613 in total current liabilities.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss from operations of $15,508 from our inception on July 12, 2013 was funded primarily by financing and loans, as well as other capital contributions.

From our inception on July 12, 2013 to December 31, 2013, we spent $111,411 on operations.

From our inception on July 12, 2013 to December 31, 2013, we received $3,000 from financing activities, which consisted of $3,000 in proceeds from stock issued for cash and also received $2,593 due to related parties.

From our inception on July 12, 2013 to December 31, 2013, we spent $17,217 in investing activities.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next 12 months (beginning February  2014) will be approximately $561,000 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Our company is in the development stage and has yet to realize significant revenues from operations. Once we have commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Software licenses fees will be recognized over the term of the agreement on a straight line basis.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended December 31, 2012 and 2011 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of December 31, 2012 and 2011, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended December 31, 2012 and 2011, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Deferred Offering Costs

Our company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended December 31, 2012 and 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 67 W Easy Street Unit 115, Simi Valley, CA 93065.  We also lease retail properties in Simi Valley and Chatsworth, California.  Our office space is approximately 5,000 square feet and is shared with Delite.  Our Simi Valley retail property measures 750 square feet and the Chatsworth store measures 1,200 square feet.  We pay a total of $7,960 per month for all three properties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 18, 2014 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Kyle Winther 67 W Easy Street Unit 115 Simi Valley CA 93065	CEO, Director	Common Stock	12,666,667	18.60%
Lori Winther 67 W Easy Street Unit 115 Simi Valley CA 93065	CFO, Director	Common Stock	12,666,667	18.60%
Gary Jacob Perlingos 67 W Easy Street Unit 115 Simi Valley CA 93065	Director, CFO, President	Common Stock	12,666,667	18.60%
All officers and directors as a group
			38,000,001	55.80%

All 5%+ Security Holders

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 68,060,001 shares issued and outstanding.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
Kyle Winther	28	Director, Chief Executive Officer
Lori Winther	57	Director, Chief Financial Officer, Secretary, Treasurer
Gary Jacob Perlingos	33	Director, President, Chief Technology Officer
Niels Winther	58	Director

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Kyle Winther, Director, chief executive officer

Mr. Winther is a graduate of Cal State University-Northridge with a B.S. in Business Administration/Marketing. He is responsible for sales and marketing for the company. His entrepreneurial experience spans several successful businesses.  A founding shareholder in our company and currently a shareholder in a successful  internet marketing/search engine optimization firm – Streamline Results, Inc.  Since 2008 Kyle has served as the president of Delite Products, Kyle was instrumental in developing the Smokeless Delite Brand becoming one of the first online retailers in traditional electronic cigarettes. He was responsible for introduction of new products, sourcing and marketing

We believe that Mr. Winther is qualified to sit on our board of directors due to his extensive consulting and managing experiences.

Lori Winther, Director, chief financial officer, secretary, treasurer

Ms. Winther is a graduate of Moorpark Community College with a A.A. in Business Administration. Her entrepreneurial experience spans several decades and several successful businesses and she is a founding shareholder in our company. She provided her expertise in a similar capacity for the successful Certified Public Accounting firm – Winther and Company CPA’s, Inc. as well as its affiliate, Winthco Wealth Management, acting for both since1989. Her seasoned experience contributes to the administrative stability and financial solvency of the company.

Since 2008 Lori has served as the Vice President of Delite Products, Lori was instrumental in developing the Smokeless Delite Brand becoming one of the first online retailers in traditional electronic cigarettes. She was responsible for financial aspects of the business including the accounting and asset leveraging.

We believe that Mrs. Winther is qualified to sit on our board of directors due to her extensive administration and human resources experience.

Gary Perlingos, Director, president

Gary Jacob Perlingos -  Mr. Perlingos has held a variety of positions within in his career, he joined Delite Products Inc. in 2013. Mr. Perlingos has been a freelance designer, developer and internet marketer for 10 plus years. He has completed a bevy of projects with large institutions, professional actors, and small and medium businesses. He has also held director positions within startup companies in which he was a crucial piece of building companies base operations.

Niels Winther, Director (Consulting Advisor)

Mr. Winther has over three decades of experience in tax, financial, managerial, information system, consulting. Directs and oversees a large and successful tax & accountancy and wealth management firm. Mr. Winther is the President of Winther and Company CPA’s, Inc. and Winthco Wealth Management.

Mr. Winther attended Cal State University-Northridge - Accounting and University of La Verne – School of Law.

We believe that Mr. Winther is qualified to sit on our board of directors as his expertise will provide financial guidance to our company.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by Vapor California.

Family Relationships

A family relationship exist between Kyle Winther, director, chief executive officer  and  Lori Winther, director, chief financial officer, secretary, treasurer and  Niels Winther, director (Consulting Advisor). Niels Winther and Lori Winther are married.  Kyle Winther is the adult son of Niels and Lori Winther.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our company is not registered under Section 12 of the Securities Exchange Act of 1934, as amended, and consequently our affiliates are not subject to the reporting requirements of Section 16(a).

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Year of Vapor California Ended June 30, 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods to Vapor California. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Kyle Winther	2013	Nil	Nil	Nil	Nil	Nil	Nil
Lori Winther	2013	Nil	Nil	Nil	Nil	Nil	Nil
Niels Winther	2013	Nil	Nil	Nil	Nil	Nil	Nil
Gary Jacob Perlingos	2013	Nil	Nil	Nil	Nil	Nil	Nil

Summary Compensation Table — Fiscal Years of our Company Ended December 31, 2011 and 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Thomas Bartlett, , Former Director, President and Chief Executive Officer	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Summary of Employment Agreements and Material Terms

We have no significant employees other than our directors and officers discussed below. Management and office administration services are provided under a management consulting agreement.

Other than as set out in this Prospectus we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2013 of Vapor California

For the year ended December 31, 2013, no director or executive officer of our company or Vapor California has received compensation from us pursuant to any compensatory or benefit plan.  There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2013 for our company and the year ended December 31, 2013 for Vapor California.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Our Company

On March 14, 2014, in conjunction with the closing of our share exchange with Vapor California, we issued 25,333,334 shares of our common stock to Kyle Winther and Lori Winther, Mr. Gary Jacob  Perlingos  our officers and directors.

As at September 30, 2013, we owed $19,207 (December 31, 2012 - $10,190) to our former President and Director for funding of general operations. The amount owing is unsecured, non-interest bearing, and due on demand.  All amounts owed to the former President and Director were forgiven on March 14, 2014 as part of the acquisition of Vapor California.

Our company has not had any other transaction since our last two fiscal years ended December 31, 2012 and 2013, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Transactions with Related Persons of Vapor California

Complete from financials

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTCQB under the trading symbol “VHUB”.   We cannot assure you that there will be a market in the future for our common stock.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers.  OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

We did not have any trades in our stock during the quarters ended December 31, 2013.  The last trade of our stock occurred on February 19, 2013 at $0.50 per share.

Holders

As of March 14, 2014 there were 2 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 140,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•

the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent And Registrar

Our independent stock transfer agent is Island Stock Transfer.  Their mailing address is 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.  We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 14, 2014, Robin Looban resigned as our Director, President, Chief Financial Officer and Secretary.  Concurrently, Kyle Winther consented to and was appointed to act as our Director,  chief executive officer, Lori Winther consented to and was appointed to act as our Director, chief financial officer, secretary and treasurer. Gary Jacob Perlingos consented to and was appointed to act as our President and CTO.  Our board of directors now consists of Kyle Winther,  Lori Winther, Gary Jacob Perlingos, Niels Winther.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF YEAR END

In connection with the closing of the share exchange, on February 10, 2014 we changed our fiscal year end to June 30.  The share exchange is deemed to be a reverse acquisition for accounting purposes, with Vapor California, the acquired entity, regarded as the predecessor entity as of March 14, 2014.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on the June 30 fiscal year end of Vapor California.  Such financial statements will depict the operating results of Vapor California, including the acquisition of Vapor Hub, from Vapor California’s inception on July 12, 2013.

In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are:

•

Audited financial statements of Vapor California from July 12, 2013 (inception) to December 31, 2013.

•

Pro-forma financials for the acquisition of Vapor Hub by Vapor California.

 (d) Exhibits

Exhibit No.	Description
2.1

Share Exchange Agreement among Doginn, Inc., Delite Products, Inc., Vapor Hub, Inc., and the Shareholders of Delite and Vapor Hub, Inc., dated February 14, 2014. (incorporated by reference to our Current Report on Form 8-K filed on February 18, 2014)

3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on April 11, 2011).
3.2

Certificate of Amendment filed with an effective date of January 17, 2014 with the Nevada Secretary of State on January 9, 2014 (incorporated by reference to our Current Report on Form 8-K filed on January 17, 2014)

3.3

Articles of Merger filed with an effective date of March 14, 2014 with the Nevada Secretary of State on February 14, 2014 (incorporated by reference to our Current Report on Form 8-K filed on March 6, 2014)

3.4	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on April 11, 2011).
21	List of Subsidiaries: Vapor Hub, Inc., a California corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014

VAPOR HUB INTERNATIONAL INC.

By:	/s/ Kyle Winther
Kyle Winther
Chief Executive Officer and Director

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Vapor Hub, Inc.

We have audited the accompanying balance sheet of Vapor Hub, Inc. (the “Company”) as of December 31, 2013, and the related statements of income, stockholders’ equity, and cash flows for the period from Inception (July 12, 2013) to December 31, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and the results of its operations and its cash flows for the period from Inception (July 12, 2013) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations.  The Company requires additional funds to meet its working capital requirements.  These factors among others, raise substantial doubt in the Company's ability to continue as a going concern.  Management's plans in this regard are described in Note 2.  The financial statements to not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP Newport Beach, California
March 18, 2014

VAPOR HUB, INC.

BALANCE SHEET

AS OF DECEMBER 31, 2013

Assets

Current assets
Cash	$ 34,152
Inventory	59,938
Prepaid expenses and other current assets	5,253
Total current assets	99,343
Property and equipment, net	15,925
Total assets	$ 115,268

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$ 46,397
Income taxes payable	3,623
Officers loans payable	2,593
Total liabilities	52,613
Stockholders' equity
Common stock, $0.10 par value, 100,000 shares authorized, 30,000 issued
and outstanding as of December 31, 2013 (Note 3)	3,000
Additional paid-in capital	48,786
Retained earnings	10,869
Total stockholders' equity	62,655
Total liabilities and stockholders' equity	$ 115,268

The accompanying notes are an integral part of these financial statements.

VAPOR HUB, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JULY 12, 2013) TO DECEMBER 31, 2013

Revenue	$ 210,961
Cost of revenue	115,058
Gross profit	95,903
General and administrative expenses	111,411
Net operating income	(15,508)
Other income	30,000
Net income before taxes	14,492
Income tax provision	3,623
Net income	$ 10,869

Net income per share:
Basic and diluted	$ 0.48

Weighted average shares outstanding:
Basic and diluted	22,574

The accompanying notes are an integral part of these financial statements.

VAPOR HUB, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (JULY 12, 2013) TO DECEMBER 31, 2013

			Additional		Total
	Common Stock		Paid-In	Retained	Stockholders
	Shares	Amount	Capital	Earnings	Equity
Balance, July 12, 2013 (inception)	$ -	$ -	$ -	$ -	$ -

Common stock issued	30,000	3,000	-	-	3,000
Contributed capital	-	-	48,786	-	48,786
Net income	-	-	-	$ 10,869	10,869

Balance, December 31, 2013	$ 30,000	$ 3,000	$ 48,786	$ 10,869	$ 62,655

The accompanying notes are an integral part of these financial statements.

VAPOR HUB, INC.

 STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JULY 12, 2013) TO DECEMBER 31, 2013

Operating Activities
Net income	$ 10,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,292
Non-cash cost of revenue	48,786
Changes in operating assets and liabilities:
Inventory	(59,938)
Prepaid expenses and other assets	(5,253)
Accounts payable and accrued expenses	52,613
Net cash used by operating activities	48,369
Investing Activites
Purchase of property and equipment	(17,217)
Net cash used by investing activities	(17,217)
Financing Activities
Common stock issuance	3,000
Net cash provided by financing activities	3,000
Net change in cash	34,152
Cash at beginning of period	-
Cash at end of period	$ 34,152

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -
Income taxes	$ -
Non-cash transactions:
Common stock issued in partial repayment of officers loan payable	$ 3,000
Inventories contributed by related party	$ 48,786

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS FROM INCEPTION (JULY 12, 2013) TO DECEMBER 31, 2013

NOTE 1- NATURE OF OPERATIONS

Vapor Hub, Inc. (“Vapor Hub”, “the Company”, “us”, “we”, “our”) was incorporated in the State of California on July 12, 2013.  The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act. The JOBS Act amends Section 7(a) of the Securities Act of 1933 and Section 13(a) of the Securities Exchange Act of 1934 to exempt emerging growth companies from adopting new or revised accounting standards until the effective date of such standards for nonpublic companies.

Vapor Hub is a company which has evolved from the smokeless electronic cigarette industry.  The Company sells and markets the next generation of smokeless electronic cigarettes which are popularly known as Vaping devices.  The Company sells Vaping devices, E-liquid, accessories, and supplies through its retail locations, as well as through its wholesale and internet distribution.

Vapor Hub’s initial focus is to establish brand recognition by opening multiple locations in Southern California and establish a system of wholesale distribution to service the industry as a whole.  Additionally, products are offered online at www.vapor-hub.com.  The format of the retail establishments is to provide a “lounge” atmosphere where “vaping” can be enjoyed by the customer in a congenial environment. Thus far, the Company has opened two retail locations in California.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). Amounts are presented in US dollars and the Company has adopted a June 30 fiscal year end.

Use of Estimates

Financial statements prepared in accordance with U.S. GAAP require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Among other things, management makes estimates relating to the estimated depreciable lives of property and equipment, and the valuation allowance related to deferred income tax assets.  Actual results could differ from those estimates.

Going Concern

The Company has sustained a net loss from operations of $15,508, since inception of the Company on July 12, 2013. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

Management plans to raise additional funds for operations through debt and equity instruments.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue its operations. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, or successfully locating and negotiating with a business entity for the combination of that target company with the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of issuance to be cash equivalents.

Concentration of Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash.  The Company places its cash with high quality banking institutions. A Concentration of Risk related to ongoing profitability relates to preferential purchasing from a related party.  Ninety nine percent of the Company’s product purchases are derived from, and accounts payable are due to, Delite Products, Inc. – a vendor that is wholly owned by the same shareholders which currently own the Company.  See Notes 4 and 9.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, inventory, prepaid expenses, accounts payable, accrued liabilities, and loans payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Revenue Recognition

The Company will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Inventories

Inventories consist primarily of electronic cigarettes, e-liquid, related supplies, and accessories and are stated at the lower of cost or market (net realizable value), and is determined using the first-in, first-out method (FIFO).

Property and Equipment

Property and equipment consist of computer equipment, furniture, equipment, and fixtures which are at cost and are depreciated over the estimated useful lives of the related assets. Estimated useful lives are from 3 to 10 years. Much of the property and equipment was contributed by shareholder/officers. Expenditures for maintenance and repairs are charged against operations.  The modified accelerated cost recovery system (straight line) is used for federal income tax purposes and also for financial reporting as the difference between the two does not appear to be material.

Net Income Per Common Share

The Company has adopted ASC 260 “Earnings Per Share”. Basic net income per common share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the profit of the entity.  As of December 31, 2013, there are no outstanding dilutive securities.

Income Taxes

The Company accounts for income taxes under the provisions of ASC Topic 740-10, Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method.  Under this method, deferred tax liabilities and assets are determined and income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes determined on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company evaluates the accounting for uncertainty in income tax recognized in its financial statements and determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit is recorded in its financial statements. Where applicable, associated interest and penalties are also recorded. The Company has not accrued for any such uncertain tax positions as of December 31, 2013.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company’s financial statements.

NOTE 3 – CAPITAL STOCK

The Company is authorized to issue 100,000 shares of common stock.  The Company had 30,000 shares of common stock issued and outstanding as of December 31, 2013.

NOTE 4 – LOAN FROM RELATED PARTY

As of December 31, 2013, the Company had a remaining balance of $2,593 on the loan from its shareholders/officers.  The loan is interest free and repayable upon demand.

NOTE 5 – INVENTORIES

As of December 31, 2013, the Company has inventories which consist of electronic cigarettes, related accessories, and supplies in the amount of $59,938.

NOTE 6 – LEASE AGREEMENT

The Company entered into a lease agreement with S. J. Real Estate Group, LLC to lease a retail space in Chatsworth, California, effective September 13, 2013. The lease term was for one year with a monthly lease payment of $2,214. The Company has a remaining commitment under this lease of $17,712 through August 30, 2014.  The Company also has a month-to-month rental agreement with Madera Development for a retail space in Simi Valley for $825. The company incurred rent expense of $9,378 for the period July 12, 2013 to December 31, 2013. Total security deposits paid are in the amount of $3,039.

NOTE 7 – OTHER INCOME

The Company has received a fee of $30,000 in exchange for the right to share in 10% of the net profits derived from operations of the Chatsworth Vapor Hub lounge. At December 31, 2013, no obligation is due under this profit sharing agreement. This fee was recognized as other income.

NOTE 8 – INCOME TAX

The provision for income taxes was determined by applying the statutory federal income tax rate to net income before income taxes and is as follows for December 31, 2013:

Federal tax   $ 2,174

State tax       $ 1,449

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

2013

Statutory federal income tax rate

 34%

State taxes, net of federal benefit

-10%

Other

   1%

  25%

====

The Company has not yet completed a full fiscal year as of December 31, 2013, thus is not required to estimate the potential impact of any deferred tax assets or liabilities. As such, the Company has made no such estimate as of December 31, 2013.

NOTE 9 – RELATED PARTIES

The Company has entered into a Management Agreement with shareholder/officers Kyle Winther and Gary “Jake” Perlingos related to operational supervision of the Vapor Hub Lounges in Simi Valley and Chatsworth.  Each of them shall receive 2.5% each (for a total of 5%) of the monthly revenue generated from each respective lounge.  The Agreement commenced on September 1, 2013 and shall continue until terminated by agreement of the parties.  An additional Management Agreement has been entered into with Delite Products, Inc., which relates to the providing of administrative support to the Company.  Delite Products, Inc. shall receive a fee of $10,000 monthly payable by Simi Valley Lounge.  The Agreement commenced on September 1, 2013 and shall continue until terminated by agreement of the parties.

Inventory is purchased from Delite Products, Inc., which is owned and operated by the shareholders of the Company.  The Company purchased $125,369 from Delite during the period ended December 31, 2013. An additional amount of $48,786 was contributed by Delite upon opening of the Company’s stores. The transactions between the parties are considered to be conducted at arms-length.

NOTE 10 – EARNINGS PER COMMON SHARE

A summary of the net income (loss) and shares used to compute net income (loss) per share for the year ended December 31, 2013 are as follows:

2013
Net income for computation of basic and dilutive net income (loss) per share	$10,869
Basic and dilutive net income (loss) per share	$0.48
Basic and dilutive weighted average shares outstanding	22,574

NOTE 11 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, the Company has analyzed its operations subsequent to December 31, 2013 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Vapor Hub International Inc.

(formerly DogInn, Inc.)

(A Development Stage Company)

Pro-Forma Financial Statements

For the Period Ended December 31, 2013

(unaudited – prepared by management)

Pro-Forma Balance Sheets

53

Pro-Forma Statements of Operations for the year ended December 31, 2013

54

Notes to the Pro-Forma Financial Statements

55

Vapor Hub International Inc.

(formerly DogInn, Inc.)

(A Development Stage Company)

Pro-Forma Balance Sheets

As at December 31, 2013

(Expressed in US dollars)

(unaudited)

	DogInn, Inc. as at December 31, 2013 $	Vapor Hub, Inc. as at December 31, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
			(Note 3)
ASSETS

Cash	1,028	34,152	(1,028)	209,152
			175,000
Inventory	–	59,938	–	59,938
Prepaid expense and other deposits	–	5,253	–	5,253

Total Current Assets	1,028	99,343	173,972	274,343

Property and Equipment	–	15,925	–	15,925

Total Assets	1,028	115,268	173,972	290,268

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	13,959	46,397	(13,959)	46,397
Due to related parties	48,427	2,593	(48,427)	2,593
Taxes payable	–	3,623	–	3,623
Convertible note payable	–	–	175,000	175,000

Total Liabilities	62,386	52,613	112,614	227,613

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock	–	–	–	–

Common stock	80,989	3,000	(3,000)	49,060
			(50,929)
			19,000

Additional paid-in capital	(33,442)	48,786	3,000	2,726
			50,929
			(19,000)
			(47,547)

Retained earnings (accumulated deficit during the development stage)	(108,905)	10,869	108,905	10,869

Total Stockholders’ Equity (Deficit)	(61,358)	62,655	61,358	62,655

Total Liabilities and Stockholders’ Equity (Deficit)	1,028	115,268	173,972	290,268

Vapor Hub International Inc.

(formerly DogInn, Inc.)

(A Development Stage Company)

Pro-Forma Statement of Operations

For the Year Ended December 31, 2013

(Expressed in US dollars)

(unaudited)

	DogInn, Inc. for the year ended December 31, 2013 $	Vapor Hub Inc. for the period from July 12, 2013 (date of inception) to December 31, 2013 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	210,961	–	210,961
Cost of revenues	–	115,058	–	115,058

Gross profit	–	95,903	–	95,903

Operating Expenses

Depreciation expense	–	1,292	–	1,292
General and administrative	10,338	110,119	–	120,457
Professional fees	40,825	–	–	40,825

Total Operating Expenses	51,163	111,411	–	162,574

Net Operating Loss	(51,163)	(15,508)	–	(66,671)

Other income

Other income	–	30,000	–	30,000

Net income (loss) before income taxes	(51,163)	14,492	–	(36,671)

Income taxes	–	(3,623)	–	(3,623)

Net income (loss)	(51,163)	10,869	–	(40,294)
Pro Forma Loss Per Share (Note 5)

Vapor Hub International Inc.

(formerly DogInn, Inc.)

(A Development Stage Company)

Notes to the Pro-Forma Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Basis of Presentation

On February 14, 2014, DogInn, Inc. (“DogInn” or the “Company”) entered into a share exchange agreement with Vapor Hub, Inc. (“Vapor Hub”), a private corporation formed under the state of California, and Delite Products, Inc. (“Delite”), a private corporation formed under the state of California.  Vapor Hub and Delite are related companies due to common shareholders.  Under the terms of the agreement, DogInn will acquire 100% of the issued and outstanding common shares of Vapor Hub and Delite in exchange for 38,000,001 common shares of the Company, subject to the cancellation of 50,928,984 common shares of DogInn.  The agreement to close the acquisition of Delite will occur after the successful completion of the acquisition of Vapor Hub.  After the close of the terms of the share exchange agreement, the former shareholders of Vapor Hub and Delite will control approximately 56% of the total issued and outstanding common shares of DogInn, resulting in a reverse takeover due to a change in control.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of DogInn.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited balance sheets of DogInn and Vapor Hub as at December 31, 2013, giving effect to the transaction as if it occurred on December 31, 2013; and

(b) an unaudited pro forma statement of operations combining the unaudited statement of operations of DogInn for the year ended December 31, 2013 and of Vapor Hub for the period from July 12, 2013 (date of inception) to December 31, 2013.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of DogInn for the year ended December 31, 2013. Based on the review of the accounting policies of DogInn and Vapor Hub, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of DogInn.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with DogInn’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of DogInn which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for Vapor Hub are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

2.

Share Exchange Agreement between DogInn, Inc. and Vapor Hub Inc.

On February 14, 2014, the Company entered into a share exchange agreement with Vapor Hub and the shareholders of all of the issued and outstanding common shares of Vapor Hub.

Pursuant to the agreement, DogInn acquired all of the outstanding common shares of Vapor Hub (3,000,000 common shares) by issuing 19,000,001 common shares of the Company.  The Company, in a separate but related transaction, will acquire all of the outstanding common shares of Delite (3,000,000 common shares) by issuing 19,000,000 common shares of the Company.  Additionally, the Company will cancel 50,928,984 common shares as part of the agreement.  As a result of the transactions relating to the share exchange, the former shareholders of Vapor Hub and Delite will hold approximately 56% of the issued and outstanding common shares of DogInn.

The transaction was accounted for as a reverse recapitalization transaction, as DogInn qualifies as a non-operating public shell company given the fact that the Company had nominal monetary assets, consisting primarily of cash, at the time of the share exchange agreement.  As Vapor Hub is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of Vapor Hub.  The equity of Vapor Hub is presented as the equity of the combined company and the capital stock account of Vapor Hub is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (DogInn) after giving effect to the number of shares issued in the share exchange agreement.  Shares retained by DogInn are reflected as an issuance as of the acquisition date for the historical amount of the net assets of the acquired entity, which in this case is zero.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of Vapor Hub exchanged their common shares for 19,000,001 common shares of the Company, at a rate of 633.33 Vapor Hub shares for each share of the Company;

(b)

As part of the share exchange agreement, the Company issued a convertible note payable of $185,000 for financing of the Company’s operations.  Under the terms of the convertible note payable, the amounts owing are unsecured, bear interest at 10% per annum, and is due on demand.  The note is convertible into common shares of the Company at 90% of fair market value on the date of conversion subject to a minimum conversion price of $0.15 per common share.

4.

Pro-Forma Common Shares

Pro-forma common shares as at December 31, 2013, have been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of DogInn	80,988,984	80,989	(33,442)
Issued and outstanding common shares of Vapor Hub	3,000,000	3,000	48,786
Cancellation of common shares of DogInn	(50,928,984)	(50,929)	50,929
Cancellation of common shares of Vapor Hub	(3,000,000)	(3,000)	3,000
Issuance of common shares for acquisition	19,000,001	19,000	(19,000)
Eliminate outstanding deficit of DogInn, after effects of settlement of outstanding assets and liabilities			(47,547)

Pro-forma balance, December 31, 2013	49,060,001	49,060	2,726

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the years ended December 31, 2013 have been calculated based on the weighted average number of DogInn common shares outstanding plus the common shares issued for the acquisition of Vapor Hub.

Year ended December 31, 2013

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (40,294)

Denominator:
Weighted average issued and outstanding common shares of DogInn	30,060,000
Common shares issued for acquisition of Vapor Hub	19,000,001
Pro forma weighted average shares outstanding	49,060,001

Basic and Diluted pro forma loss per share	(0.00)